UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2014

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Time Warner Center, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

212-484-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2014, Time Warner Inc. (“Time Warner”) amended its two $2.5 billion senior unsecured revolving credit facilities, each with a maturity date of December 18, 2018, to extend the maturity dates of both revolving credit facilities to December 18, 2019. The amendments were made pursuant to a First Amendment, dated as of December 18, 2014 (the “First Amendment”), to the Amended and Restated Credit Agreement, dated as of January 19, 2011, as amended and restated as of December 18, 2013 (the “Amended and Restated Credit Agreement”), among Time Warner and Time Warner International Finance Limited, as borrowers, the lenders from time to time party thereto and Citibank, N.A., as administrative agent. All other material terms of the Amended and Restated Credit Agreement remain the same for each credit facility, including the provision that provides for up to two additional one-year extensions with lender consent. As of December 18, 2014, there were no borrowings outstanding under the revolving credit facilities.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1

First Amendment, dated as of December 18, 2014, to the Amended and Restated Credit Agreement, dated as of January 19, 2011, as amended and restated as of December 18, 2013, among Time Warner Inc. and Time Warner International Finance Limited, as borrowers, the lenders from time to time party thereto and Citibank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Howard M. Averill
	Name:	Howard M. Averill
	Title:	Executive Vice President and Chief Financial Officer

Date: December 18, 2014

Exhibit Index

Exhibit	Description
10.1

First Amendment, dated as of December 18, 2014, to the Amended and Restated Credit Agreement, dated as of January 19, 2011, as amended and restated as of December 18, 2013, among Time Warner Inc. and Time Warner International Finance Limited, as borrowers, the lenders from time to time party thereto and Citibank, N.A., as administrative agent.